UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 13, 2012

Date of Report (Date of earliest event reported)

GlobalSCAPE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150

San Antonio, Texas 78249

(210) 308-8267

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e) On January 9, 2012, the employment agreement (the “Employment Agreement”) for Douglas Conyers, Senior Vice President of Engineering, was amended and restated. The term of the Employment Agreement for Mr. Conyers was extended to December 31, 2014. The Employment Agreement provides that if Mr. Conyers’s employment with the Company terminates under certain circumstances, the Company shall pay Mr. Conyers either an amount equal to his base salary in effect at the date of termination for twelve (12) months following the date of termination or, if there has been a change in control of the Company, a lump-sum payment of 1.5 times his annual base salary.

The Board also set Mr. Conyers salary at $170,000.00 annually and established a bonus plan for Mr. Conyers under which Mr. Conyers is eligible for an annual bonus of up 35% of his base salary which is tied to specific objectives defined by the Company.

The description of the material terms of the Employment Agreement is qualified by reference to the copy of the Employment Agreement which is filed as Exhibit 10.1 hereto, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit

10.1 Amended and Restated Employment Agreement dated January 9, 2012 by and between GlobalSCAPE, Inc. and Douglas Conyers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

By:	/s/ T. Randall Hawkins
T. Randall Hawkins, Vice President and Chief Financial Officer

Dated: January 13, 2012

EXHIBIT INDEX

Exhibit Number	Document Description

10.1	Amended and Restated Employment Agreement dated January 9, 2012 by and between GlobalSCAPE, Inc. and Douglas Conyers.